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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) November 7, 1996
                                                          ----------------


                           REPUBLIC INDUSTRIES, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                 0-9787                                        73-1105145
                 ------                                        ----------
              (Commission                                    (IRS Employer
              File Number)                                 Identification No.)


      200 East Las Olas Boulevard
               Suite 1400
           Ft. Lauderdale, FL                                    33301
      ---------------------------                                -----
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code (954) 627-6000
                                                          --------------


                                      N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On November 7, 1996 Republic Industries, Inc. (the "Registrant") announced that it had entered into a definitive agreement (the "Agreement") to acquire Alamo Rent-A-Car, Inc. and certain of its affiliates (collectively, "Alamo"). Under the terms of the Agreement, Alamo shareholders will receive an aggregate of 22,123,893 shares of Registrant's common stock, $0.01 par value per share, and Alamo will become a wholly-owned subsidiary of the Registrant.

The transaction will be accounted for as a pooling of interests business combination. Consummation of the transactions contemplated by the Agreement is subject to, among other things, obtaining all necessary third party consents and other customary conditions, including receipt of regulatory approvals.

The descriptions contained herein of the Agreement and the transactions contemplated thereunder are qualified in their entirety by reference to the Press Release, dated November 7, 1996, attached hereto as Exhibit 99, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

              The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 REPUBLIC INDUSTRIES, INC.


                                                 By:  /s/ Richard L. Handley
                                                      ----------------------
                                                      Richard L. Handley
                                                      Senior Vice President



Date:  November 19, 1996
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                           REPUBLIC INDUSTRIES, INC.

                                 EXHIBIT INDEX


     Number and
Description of Exhibit
----------------------

      1.   None

      2.   None

      4.   None

     16.   None

     17.   None

     21.   None

     23.   None

     24.   None

     27.   None

     99.   Press Release, dated November 7, 1996.